EMPLOYMENT AGREEMENT
                                ----------------------

                    AGREEMENT, dated as of December 20, 1995, by and

          between ADVANCED NMR SYSTEMS, INC., a Delaware corporation (the

          "Company"), and JACK NELSON ("the Executive").

                    WHEREAS, the Executive has been employed by the Company

          pursuant to the Employment Agreement dated as of December 6, 1993

          (the "1993 Agreement"), and the Company and the Executive wish to extend the employment relationship in order that the Company will have the continued benefit of the Executive's services by

          entering into a new employment arrangement in substitution for that under the 1993 Agreement;

                    WHEREAS, in accordance with the 1993 Agreement, the

          Executive has devoted a portion of his executive services to

          Advanced Mammography Systems, Inc. ("AMS"), a majority-owned subsidiary of the Company for which services AMS has reimbursed the Company; and

                    WHEREAS, it has been deemed that the Executive should

          have separate employment agreements with the Company and AMS,

          simultaneously with the execution of this Agreement, AMS and the

          Executive are entering into an Employment Agreement (the "AMS

          Agreement") with respect to the services that the Executive is to render to AMS;

                    NOW THEREFORE, in consideration of the foregoing and

          the mutual agreements contained herein, the Company and the

          Executive agree as follows:

                    1.   Employment.  The Company hereby employs the
                         ----------

          Executive as its Chairman of the Board and Chief Executive

          Officer, and the Executive accepts such employment and agrees to perform services for the Company for the period and upon the other terms and conditions set forth in this Agreement.

                    2.   Term.  The term of the Executive's employment
                         ----
          hereunder (the "Term") shall be for a period of five years commencing as of the date of this Agreement (the "Commencement

          Date") and terminating on December 31, 2000, subject to earlier termination as hereafter specified.  This Agreement may be automatically extended for one (1) year terms unless either the

          Company or the Executive gives the other written notice that the

          Agreement is terminated prior to December 31, 1999 or thereafter on the applicable anniversary date.

                    3.   Position and Duties.
                         -------------------
                    3.01  Service with the Company.  The Executive agrees
                         -------------------------
          to perform such executive employment duties consistent with the positions specified in Section 1 hereof and as the Board of

          Directors of the Company shall assign to him from time to time.

          The Executive also agrees to serve, during the Term hereof, as requested by the Board, and without any additional compensation,

          as a director of the Company and as an officer and/or director of any subsidiary or affiliate of the Company.  It is understood that the Executive shall divide his full and exclusive business time between the Company, pursuant to this Agreement, and to AMS,

          pursuant to the AMS Agreement.  Upon the termination or

          expiration of the AMS Agreement, the Executive shall devote his full and exclusive business time to the Company and its

          subsidiaries.  The Executive acknowledges that he is familiar with the License Agreement and the Shared Services Agreement between the Company and AMS, and agrees to observe the

          obligations thereunder with respect to the Company and AMS.

                    3.02  Performance of Duties.  The Executive agrees to
                          ---------------------
          serve the Company faithfully and to the best of his ability to advance the business and affairs of the Company, including its subsidiaries and affiliates, during the Term of this Agreement.

          The Executive shall operate primarily out of the executive offices located in Fort Lee, N.J. (the "Executive Offices"), but it is understood that the Executive shall also spend considerable time as business operations require at the Company's office in

          Wilmington, Massachusetts and he will undertake such travel as is necessary to perform his duties under this Agreement.  During the

          Term hereof, as provided herein, the Executive shall not serve as a director, employee, consultant or advisor to any other

          corporation or business entity not affiliated with the Company

          (other than AMS) without the prior written consent of the

          Company's Executive Committee, which consent shall not be

          unreasonably withheld.

                    4.   Compensation.
                         ------------
                    4.01  Base Salary.  As compensation for all services to
                         ------------
          be rendered by the Executive under this Agreement and while the

          AMS Agreement is in effect, the Company shall pay to the

          Executive an initial base annual salary (the "Base Salary") of

          $117,500.  The Base Salary for the second year of this Agreement shall automatically increase by an amount equal to at least ten percent (10%) of the initial Base Salary for the first year.

          Thereafter, the Base Salary shall be reviewed annually by the

          Compensation Committee of the Company's Board of Directors with any increases to be based upon the Company having achieved both the revenue and net income budget projections for the immediately preceding fiscal year.  The Base Salary throughout the Term shall be paid in installments in accordance with the Company's normal payroll procedures and policies.  Upon termination of the AMS

          Agreement, the Base Salary then in effect under this Agreement shall be increased by one hundred (100%) percent, and such increased Base Salary shall remain in effect for the balance of the Term hereof, subject to adjustment as provided for in this

          Section 4.01.

                    4.02 Stock Options.  The Executive shall be entitled to
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          stock options for the purchase of 250,000 shares of the Company's

          Common Stock exercisable over a five year period, with 50,000 shares to vest each year commencing as of the date of the grant,

          which vesting may be accelerated as provided for in Section 6 hereof.  He may be granted additional stock options as determined by the Option Committee of the Board of Directors of the Company.

                    4.03 Participation in Benefit Plans.  The Executive

                         -----------------------------

          shall also be entitled, to the extent that his position, title,

          tenure, salary, age, health and other qualifications make him eligible, to participate in all employee benefit plans or

          programs (including medical/dental and life insurance,

          retirement, pension, vacation time, sick leave and holidays) of the Company currently in existence on the date hereof or as may hereafter be instituted from time to time.  The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.  The

          Executive shall make himself available for medical examinations in connection with the Company obtaining any insurance on the life of the Executive.  If necessary, the participation by the

          Executive in the foregoing benefit plans may be coordinated between plans of the Company and AMS as required under any such plans to avoid any diminution of the Executive's full

          participation therein.

                    4.04 Expenses.  During the Term hereof the Company

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          shall provide the Executive with a monthly non-accountable allowance in the amount of $675 to cover expenses that the

          Executive will incur in connection with his duties hereunder,

          including, among other things, the Executive's life and

          disability insurance policies, pension plan and automobile insurance.  The non-accountable amount would increase to $1,350 a month upon the termination of the AMS Agreement.  Upon the

          Executive incurring non-recurring expenses on behalf of the

          Company, the Company shall pay or reimburse the Executive for such expenses, in accordance with the Company's policies

          established from time to time, subject to the presentment of appropriate vouchers and receipts.

               5.   Protective Covenants.

                    ---------------------

                    5.01 Confidential Information.  Except as permitted or

                         ------------------------

          directed by the Company's Board of Directors, the Executive shall not during the Term of this Agreement or at any time thereafter divulge, furnish or make accessible to anyone for use in any way

          (other than in the ordinary course of the business of the

          Company) any confidential or secret knowledge or information of the Company (for the purposes of this Section the term "Company"

          shall be deemed to include any subsidiary or affiliate of the

          Company, including AMS) which the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the

          Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes,

          formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, and confidential customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential or secret aspects of the business of the Company, except as permitted or directed by the Company's Board.  The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company.  Both during and after the Term of this Agreement,

          the Executive shall refrain from any acts or omissions that would reduce the value of the use of such knowledge or information to the Company.  The foregoing  obligations of confidentiality,

          however, shall not apply to any  knowledge or information which is now published or which  subsequently becomes generally

          publicly known, other than as a  direct or indirect result of the breach of this Agreement by the Executive.

                    5.02 Disclosure and Assignment.  The Executive shall

                         -------------------------

          promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement,

          device, design, apparatus, practice, process, method or product,

          whether patentable or not, made, developed, perfected, devised,

          conceived or first reduced to practice by the Executive within his duties and corporate responsibilities, either solely or in collaboration with others, during the Term of this Agreement, or within six (6) months thereafter, whether or not during regular working hours, relating directly to the business, products or practices of the Company (hereinafter referred to as

          "Inventions").  The Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of said Inventions are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the

          Executive's right, title and interest in and to any and all of said Inventions.

                    5.03 Future Inventions.  As to any future Inventions

                         ----------------

          made within his duties and corporate responsibilities by the

          Executive which relate to the business, products or practices of the Company and which are first conceived or reduced to practice during the Term of this Agreement, but which are claimed for any reason to belong to an entity or person other than the Company,

          the Executive shall promptly disclose the same in writing to the

          Company and shall not disclose the same to others if the Company,

          within twenty (20) days thereafter, shall claim ownership of such

          Inventions under the terms of this Agreement.

                    5.04 Assistance of the Executive.  Upon request and

                         ---------------------------

          without further compensation therefor, but at no expense to the

          Executive, and whether during the Term of this Agreement or thereafter, the Executive shall do all lawful acts, including,

          but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in

          obtaining, sustaining, reissuing, extending or enforcing United

          States, Canadian and foreign Letters Patents, including, but not limited to, design patents, on any and all of said Inventions,

          and for perfecting, affirming and recording the Company's

          complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                    5.05 Records.  The Executive shall keep complete,
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          accurate and authentic accounts, notes, data and records of all

          Inventions in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the

          Company.  Upon termination of his employment with the Company,

          the Executive shall deliver promptly to the Company all records,

          manuals, books, blank forms, documents, letters, memoranda,

          notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and

          confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under this

          control.

                    5.06 Non-Competition.  The Executive agrees that during

                         ----------------

          the Term of his employment hereunder and for a period of one (l)

          year following the termination of such employment (except if this

          Agreement is not renewed at end of any then Term, the foregoing period shall be six (6) months following such termination of employment) he shall not (i) directly or indirectly within the geographical area in which the Company is manufacturing and marketing its products engage in competition with the Company by being an employee, shareholder, sole proprietor, partner, member or consultant to an entity which is engaged in a business (the

          "Competitive Business") similar to that conducted by the Company at any time during the six (6) month period preceding his

          termination of employment hereunder or which at the time of such termination the Company had definitive plans to enter, or (ii) on his own behalf or in the service of others solicit, divert or attempt to solicit or divert any person then employed by the

          Company.  The restrictions in this Section 5.06 shall not apply with respect to (i) a passive investment by the Executive of less than 5% of the outstanding shares of capital stock of any

          corporation or other business entity, (ii) employment by the

          Executive with an entity in a management capacity in an area of business which is not, directly or indirectly, a Competitive

          Business, or (iii) a termination of this Agreement by the Company other than for cause pursuant to Section 6.04 hereof or by the

          Executive for cause pursuant to Section 6.05 hereof or upon a change of control pursuant to Section 6.06 hereof.  To the extent that the employment of the Executive by AMS pursuant to the AMS

          Agreement is deemed to be employment in a Competitive Business,

          the Company hereby consents to such employment and waives any claims that it may have against the Executive for breach of this

          Section 5.06 by reason of such employment with AMS.

                    5.07 Remedies.  The Executive agrees that it would be

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          difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of this Section 5.  Accordingly, the

          Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement.  This provision with respect to injunctive relief shall not, however, diminish the right of the

          Company to claim and recover damages in addition to injunctive relief.

                    6.   Termination.

                         -----------

                    6.01 Death of the Executive.  This Agreement shall

                         ----------------------

          automatically terminate in the event of the death of the

          Executive.  In the event this Agreement is terminated by reason of the death of the Executive, the Company shall pay the

          representative of the Executive (i) any accrued amount of the

          Base Salary (and any Bonus), benefits, reimbursements or other sums payable pursuant to this Agreement accrued to the date of death, (ii) an amount equal to two (2) times the Base Salary in effect at the time of his death, fifty (50%) percent payable within thirty (30) days from the date of death and the remaining fifty (50%) percent in twelve (12) equal consecutive monthly installments, commencing on the first day of the month

          immediately following the month in which the Executive died, and

          (iii) an amount equal to the product of (A) any Bonus the Company had paid to the Executive for the immediately preceding year of this Agreement multiplied by (B) a fraction the numerator of which shall be the number of whole months during the current year hereof prior to the month in which the Executive died and the denominator shall be 12; and the Company shall cause all stock options and other equity based awards granted by the Company to the Executive to become fully vested and immediately exercisable by the Executive's estate subject to their respective terms.

                    6.02 Disability of the Executive.  (a)  If the

                         ---------------------------

          Executive is determined to be disabled pursuant to this Section,

          within thirty (30) days of such determination of disability, the

          Company shall have the option to terminate this Agreement by written notice to the Executive stating the date of termination which date may be at any time subsequent to the date of such determination.  For purposes of this Section 6.02, "disability"

          shall mean a condition, due to illness or injury, either physical or mental, subject to which the Executive is unable to perform his customary duties and responsibilities as required by this

          Agreement for more than six (6) months in the aggregate out of any period of twelve (12) consecutive months.  The determination that the Executive is disabled shall be made by the Executive

          Committee of the Company, based upon an examination and

          certification by a qualified physician selected by the Company and subject to the Executive's approval, which approval shall not be unreasonably withheld.

                    (b) In the event this Agreement is terminated by reason

          of the disability of the Executive, (i) the Company shall pay to the Executive the accrued amount of the Base Salary (and any

          Bonus), prorated through the date of termination (other than expense reimbursements which shall be paid in full), if, as and when such amounts would be paid but for the termination of this

          Agreement, (ii) the Executive's inclusion in the Company's health plan shall continue at the expense of the Company for a period of ninety (90) days, provided the Executive does not obtain any employment during that time which provides him with comparable health plan coverage and also subject to any changes in such plan as applicable to other executive officers, (iii) the Company shall pay to the Executive an amount equal to (A) two (2) times his then Base Salary, less (B) the aggregate amount of all income disability benefits which he may be entitled to during the first twenty-four (24) months after termination by reason of disability policies for which the Company paid the premiums thereon,

          commencing on the first day of the month immediately following the month during which the foregoing termination of employment occurred, and payable in twenty-four (24) equal consecutive monthly installments, (iv) the Company shall pay to the Executive an amount equal to the product of (A) any Bonus such Company had paid to the Executive for the immediately preceding year of this

          Agreement multiplied by (B) a fraction, the numerator of which shall be the number of whole months during the current year hereof that the Executive was an employee of the Company and the denominator shall be 12, and (v) all stock options and other equity based awards granted by the Company to the Executive shall become fully vested and immediately exercisable subject to their respective terms.

                    6.03 By the Company For Cause.  The Company may

                         -------------------------

          terminate this Agreement for cause at any time.  For purposes of this Section 6.03, the term "cause" shall be limited to (i) the willful engaging by the Executive in misconduct which is

          materially injurious to the Company or its subsidiaries or affiliates, (ii) the conviction of the Executive of a crime involving any financial impropriety or which would materially interfere with the Executive's ability to perform his services required under this Agreement or otherwise be materially

          injurious to the Company or its subsidiaries or affiliates, or

          (iii) the failure of the Executive to perform in any material respect any of his material obligations under this Agreement without proper justification, which failure is not cured within ten (10) days after notice thereof from the Company.  For the purposes of this Section 6.03, no act, or failure to act, on the

          Executive's part shall be considered willful unless done, or admitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.  In the event this Agreement is

          terminated pursuant to this Section 6.03, the Executive shall not be entitled to any compensation other than his then current Base

          Salary which has accrued through his date of termination, subject to the Company's right of offset based upon acts of the Executive which gave rise to the termination, and any other claims which the Company may then have against the Executive, and all stock options and other equity based awards granted by the Company to the Executive which have not yet vested shall terminate.

                    6.04 By the Company Not for Cause.  If the Company
                         ----------------------------

          terminates this Agreement other than for cause as defined in

          Section 6.03 hereof prior to the end of the then Term hereof, the

          Executive shall be entitled to (i) an amount equal to two (2)

          times the Base Salary in effect at the time of termination, fifty

          (50%) percent payable within thirty (30) days from the date of termination and the remaining fifty (50%) percent in twelve (12)

          equal consecutive monthly installments, commencing on the first day of the month immediately following the month in which the

          Agreement is terminated pursuant to this Section 6.04, (ii) any payments owed by the Company which have accrued through his date of termination shall be paid upon termination, (iii) any Bonus through the end of the current fiscal year shall be paid promptly after calculation of any such Bonus, (iv) the continuation of his participation in the health plan at the expense of the Company for a period of two (2) years subject to termination of such health benefits upon the Executive becoming covered by a

          comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers, and (v) the immediate vesting and exercise of all stock options and other equity based awards granted by the Company to the Executive, subject to their respective terms.

                    6.05 By the Executive for Cause.  The Executive may

                         --------------------------

          terminate this Agreement for cause at any time upon written notice given to the Company not more than thirty (30) days after the Executive becomes aware of an event which may constitute

          "cause."  For purposes of this Section 6.05, the term "cause"

          shall be limited to (I) the failure of the Company to perform in any material respect any of its material obligations under this

          Agreement without proper justification, and such failure

          continues for at least fifteen (15) days after written notice from the Executive to the Company specifying the nature of the alleged failure, (II) the removal of the Executive as Chairman of the Board and/or Chief Executive of the Company or a change in responsibilities or functions of the Executive without his prior written consent or (III) the relocation of the Executive Offices of the Company to a site more than 30 miles away from the current

          Executive Offices without the prior written consent of the

          Executive.  In the event that the Executive terminates this

          Agreement pursuant to this Section 6.05, the Executive shall then be entitled to: (i) a severance payment equal to an amount equal to three (3) times his then Base Salary if the termination date is within two (2) years of the Commencement Date or two (2) times his then Base Salary if the termination date is more than two (2)

          years after the Commencement Date, payable within thirty (30)

          days after the termination of this Agreement by reason of this

          Section 6.05, (ii) any payments owed by the Company which have accrued through his date of termination shall be paid upon termination, (iii) any Bonus through his date of termination shall be paid promptly after calculation of any such Bonus,

          (iv) the continuation of his participation in the Company's health plan at the expense of the Company for a period of two (2)

          years subject to termination of such health plan coverage

          benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers, and (v)

          the immediate vesting and exercise of all stock options and other equity based awards granted by the Company to the Executive,

          subject to their respective terms.

                    6.06  Change in Control of the Company.  If, at anytime

                         ---------------------------------

          during the Term hereof, a change in control of the Company (as defined in Section 6.07 hereof) occurs, then within sixty (60)

          days after his receipt of written notice of such change in control of the Company, the Executive may, by written notice to the Company (or its successor), terminate this Agreement.  In the event of said termination, (i) the Executive shall receive a lump sum payment equal to 2.99 times his then current Base Salary,

          payable within thirty (30) days after termination of this

          Agreement, (ii) the Company (or its successor) shall maintain, at its expense, the health plan coverage of the Executive for a period of twelve (12) months after such termination, subject to termination of such health plan coverage benefits upon the

          Executive becoming covered by a comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers and (iii) all stock options and other equity based awards granted by the Company or

          AMS to the Executive shall become fully vested and exercisable subject to their respective terms; provided, however, if the
                                             -------  --------

          amount to be paid or distributed to the Executive pursuant to this Section 6.06 (taken together with any amounts otherwise to be paid or distributed to the Executive by the Company) (such amounts collectively the "Section 6.06 Payment") would result in the application of an excise tax under Section 4999 of the

          Internal Revenue Code of 1986, as amended (the "Code"), or any successor or similar provision thereto, the Section 6.06 Payment shall not be paid or distributed in the amounts or at the times otherwise required by this Agreement, but shall instead be paid or distributed annually, beginning within thirty (30) days after the termination date pursuant to Section 6.06 hereof and

          thereafter on each anniversary thereof, in the maximum

          substantially equal amounts and over the minimum number of years that are determined to be required to reduce the aggregate present value of Section 6.06 Payment to an amount that will not cause any Section 6.06 Payment to be non-deductible under Section

          280G of the Code.  For purposes of this Section 6.06, present value shall be determined in accordance with Section 280G(d)(4)

          of the Code.  All determinations to be made under the foregoing proviso to this Section 6.06 shall be made by the accounting firm which served as the Company's independent public accountant immediately prior to the change of control (the "Accounting

          Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the Executive within twenty (20) days of the termination date.  Any

          determination by the Accounting Firm shall be binding upon the

          Company and the Executive.

                    6.07  Change of Control, Defined.  "Change of control

                         ---------------------------

          of the Company" shall be deemed to have occurred if:

                    (a)  any "person" or "group" (as "person" and "group"

          are defined in Sections 13(d) and 14(d) of the Securities

          Exchange Act of 1934, as amended (the "Exchange Act")), other than (i) the Executive or a person controlled by him, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) a person or group by reason of a transaction with the Company approved by the Company's Board of

          Directors as constituted in accordance with Subsection (b) below,

          or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same

          proportions, is or becomes the "beneficial owner" (as defined in

          Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the

          combined voting power of the Company's then outstanding

          securities; or

                    (b)  individuals who on the Commencement Date

          constitute members of the Board of Directors, or successors chosen by such individuals, shall cease for any reason to

          constitute a majority of the whole Board of Directors.

                    6.08 Mitigation.  In the event this Agreement is

                         ---------

          terminated pursuant to Section 6.04, 6.05 or 6.06 hereof, the

          Executive shall not be required to mitigate the amount of any payment that the Company becomes obligated to make to the

          Executive in connection with this Agreement, by seeking other employment otherwise, and there shall be no offset against any payment for any remuneration the Executive may receive from any subsequent employment or any other source.

                    7.   Assignment and Inurement.  This Agreement shall

                         ------------------------

          inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, administrators,

          successors and permitted assigns.  The Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets or of which fifty (50%) percent or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company,

          provided there is no change in the rights of the Executive or the obligations of any such assignee by reason of such assignment and to the Executive's right to terminate this Agreement pursuant to

          Section 6.05 or 6.06 hereof.


                    8.   Miscellaneous.

                         -------------

                         8.01 Governing Law.   This Agreement is made

                              -------------

          under and shall be governed by and construed in accordance with the laws of the State of Massachusetts, subject to any principles of conflict of laws.

                         8.02 Prior Agreements.  This Agreement contains

                              ----------------

          the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and

          understandings with respect to such subject matter, including,

          without limitation, the 1993 Agreement.  The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                         8.03 Withholding Taxes.  The Company may withhold

                              -----------------

          from any benefits payable under this Agreement all federal,

          state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                         8.04 Legal Expenses.  In the event the Executive

                              --------------

          institutes any judicial or other legal proceeding to enforce his rights under this Agreement or defends any claims asserted against him arising out of this Agreement, the Company shall reimburse him for his legal fees and expenses with respect to all portions of any such proceedings or claims for which the

          Executive is successful.  The obligation of the Company in this

          Section 8.04 shall be separate from any claim that the Executive may have for indemnification against the Company, whether by statute, agreement or otherwise.

                         8.05 Amendments.  No amendment, modification or

                              ----------

          termination of this Agreement shall be deemed effective unless made in writing signed by the party against whom enforcement of the amendment, modification or termination is sought.  Any written waiver hereunder shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

                         8.06 Notices.  Any notice, request, demand or

                              --------

          other document to be given hereunder shall be in writing, and shall be delivered personally or sent by registered, certified or express mail or facsimile followed by mail as follows:

                    If to the Company:

                         Advanced NMR Systems, Inc.
                         46 Jonspin Road
                         Wilmington, Massachusetts 01887
                         Attn: Enrique Levy, President
                         FAX: (508) 658-3581

                    If to the Executive:

                         Jack Nelson
                         281 East Linden Ave.
                         Englewood, New Jersey 07631
                         FAX:  (201) 569-2586

          or to such other address as either party hereto may hereinafter duly give to the other.


                         8.07 Severability.  To the extent any provision of

                              ------------

          this Agreement shall be invalid, illegal or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may valid and enforceable be covered.  The Executive and the Company acknowledge the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the

          construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                    IN WITNESS WHEREOF, the parties have executed this

          Agreement as of the day and year set forth above.


                                          ADVANCED NMR SYSTEMS, INC.


                                          By: /s/ Enrique Levy, President
                                             -----------------------------
                                               Enrique Levy, President



                                                  /s/ Jack Nelson
                                                  ------------------------
                                                    Jack Nelson